Exhibit 99.1

SPOTINST LTD.

AMENDED AND RESTATED 2016 SHARE OPTION PLAN

This plan, as amended from time to time, shall be known as the Spotinst Ltd. Amended and Restated 2016 Share Option Plan.

1.	PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain in the employ of the Company (as defined below) and its Affiliates (as defined below), persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase and receive shares in the Company.

2.	DEFINITIONS

For purposes of the Plan and ancillary documents (including the Award Agreement and the Appendix), the following definitions shall apply:

2.1.	“Administrator” means the Board or any of its Committees that shall administer the Plan, in accordance with Section 3 hereof.

2.2.

“Affiliate” means any entity controlling, controlled by or under common control with the Company and if such entity is a person, then the immediate family of such person. For the purpose of this definition of Affiliate, “control” shall mean the ability to direct the actions of a corporation. A Person shall be deemed to control an entity if it has possession directly or indirectly of more than fifty percent (50%) of the voting power, the right to appoint more than fifty percent (50%) of the members of the Board, or the right to receive more than fifty percent (50%) of the distributed profits of such entity.

2.3.	“Amendment Effective Date” means June 12, 2020.

2.4.	“Articles” means the Amended and restated Articles of Association of the Company, as may be amended and restated from time to time.

2.5.	“Award” shall mean a grant of Options, a grant of Restricted Share Units or a Restricted Share Award.

2.6.

“Award Agreement” means the agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award. Any specific Award Agreement may contain such other provisions, not inconsistent with the Plan, as the Administrator may, from time to time, deem advisable.

2.7.	“Board” means the Board of Directors of the Company.

2.8.

“Cause” means termination of engagement as a result of the occurrence of any one of the following: (i) Participant’s theft, dishonesty, or falsification of any documents or records of the Company or any of its Affiliates; (ii) Participant’s improper use or disclosure of the confidential or proprietary information of the Company or any of its Affiliates; (iii) any action by Participant which has a detrimental effect on the reputation or business of the Company or any of its Affiliates; (iv) Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (v) Participant’s material breach of any agreement between Participant and the Company or any of its Affiliates, which breach is not cured pursuant to the terms of such agreement; (vi) Participant’s conviction of, or plea of guilty to, any criminal act which impairs Participant’s ability to perform his or her duties to the Company or any of its Affiliates; or (vii) any cause justifying termination or dismissal in circumstances in which an employer can deny the employee severance payment under applicable law.

2.9.	“Change in Control” means:

(i)

With respect to Awards outstanding as of the Amendment Effective Date, a Deemed Liquidation, as defined under the Company’s Articles as then in effect. The foregoing notwithstanding, a transaction shall not constitute a “Change in Control” for the purposes hereof (A) if its sole purpose is to change the state of the Company’s incorporation or create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (B) if it is the Company’s initial public offering or a bona fide private equity financing of the Company; or (C) any transaction that the Administrator determines shall not be a Change in Control.

(ii)	With respect to Awards granted on or after the Amendment Effective date, a change in ownership or control of the Company effected through either of the following transactions:

a.

the acquisition, directly or indirectly, by any Person or related group of persons (other than the Company or a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders, or

b.

a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Notwithstanding the foregoing, acquisitions of the Company’s outstanding securities by NetApp B.V. or NetApp, Inc. shall not be considered a “Change in Control” for purposes of this clause (ii).

2.10.	“Committee” means a compensation committee or other committee of the Board, designated from time to time to administer the Plan, which shall consist of no fewer than two members of the Board.

2.11.	“Company” means Spotinst Ltd., p.c Number 51-520190-3, a company incorporated under the laws of the State of Israel.

2.12.	“Date of Grant” means the date on which an Award is granted as determined by the Administrator and set forth in the Award Agreement.

2.13.

“Disability” means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

2.14.	“Employee” means a person who is employed by the Company or any Affiliate.

2.15.	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

2.16.

“Exercise Price” means the respective price for each Share subject to an Option as set in accordance with this Plan (including Section 6 below) and as specified in the respective applicable Award Agreement.

2.17.	“Expiration Date” means the date upon which an Option shall expire, as set forth in Section 8.1 of the Plan, as applicable.

2.18.	“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)

If the Shares are listed on any established stock exchange or a national market system (including without limitation the NASDAQ National Market System or the NASDAQ SmallCap Market), the Fair Market Value shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Administrator deems reliable;

(ii)

If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)

In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator (subject to any applicable law, including the requirements of Section 409A of the United States Internal Revenue Code of 1986, as amended).

2.19.	“IPO” means the Company’s first public offering of its Ordinary Shares.

2.20.	“Option” means an option to purchase one or more Shares pursuant to the Plan.

2.21.

“Organizational Documents” means (i) the Articles and (ii) the Investor Rights Agreement between the Company and the parties thereto dated December 2015, all as may be amended from time to time; and (iii) any other documents as the Administrator may, from time to time, deem advisable.

2.22.	“Participant” means a Person who receives an Award under the Plan.

2.23.	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

2.24.	“Plan” means this Spotinst Ltd. Amended and Restated 2016 Share Option Plan, as amended from time to time.

2.25.	“Prior Effective Date” means August 22, 2018, the effective date of the Spotinst Ltd. 2016 Share Option Plan, as amended.

2.26.	“Restricted Shares” means Shares issued to a Participant under the Plan pursuant to Section 11.

2.27.	“Restricted Share Award” means, individually or collectively, a grant under the Plan of Restricted Shares.

2.28.

“Restricted Share Purchase Agreement” an agreement between the Company and a Participant that evidences and sets out the terms and conditions of a Restricted Share (such as a repurchase agreement, share restriction agreement or any other agreement relating to Restricted Share of the Company that the Administrator shall determine to be subject to the terms of this Plan). Any specific Restricted Share Purchase Agreement may contain such other provisions, not inconsistent with the Plan, as the Administrator may, from time to time, deem advisable.

2.29.	“Restricted Share Unit” means an Award of restricted share units issued to pursuant to Section 12 of the Plan.

2.30.	“Securities Act” means the United States Securities Act of 1933, as amended, or any similar act under any other jurisdiction.

2.31.	“Service Provider” means a director, consultant or advisor of the Company or any of its Affiliates.

2.32.

“Shares” means Ordinary Shares of the Company, par value NIS0.01 (subject to any adjustment, split, merge or recapitalization which may be undertaken by the Company from time to time) each or any other kind of shares that shall be agreed upon by the Board.

2.33.

“Successor Company” means any entity into which the Company is merged to or by which the Company is acquired (or a parent, subsidiary or affiliate of such company, if the consideration (whether shares, cash, or other securities or property) distributed to or received by holders of Shares of the Company in the Change in Control was distributed or paid by such parent, subsidiary or affiliate).

2.34.	“Vested Option” means any Option which has already vested according to the Vesting Schedule.

2.35.

“Vesting Schedule” means, as determined by the Administrator, the schedule of dates as of which (i) the Participant shall be entitled to exercise Options or part of the Options as set forth in Section 9 of the Plan, (ii) the forfeiture of the Restricted Shares shall lapse as set forth in Section 11 of the Plan, or (iii) the forfeiture of the Restricted Share Units shall lapse as set forth in Section 12 of the Plan.

3.	ADMINISTRATION OF THE PLAN

3.1.

The Administrator shall have the power to administer the Plan. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not specifically delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2.	The Committee, if appointed, shall select one of its members as its chairman and shall hold its meetings at such times and places as the chairman shall determine.

3.3.	The Administrator shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4.

The Administrator shall have the full power and authority, subject to applicable law and subject to the Company’s Organizational Documents: (i) to designate Participants; (ii) to determine the terms and provisions of respective Award Agreements (which may, but need not be, identical) including, but not limited to, the number of Shares to be covered by each Award, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture of Awards; (iii) to accelerate the right of an Participant to exercise, in whole or in part, any previously granted Option and to extend the Expiration Date of a previously granted Option or to accelerate the vesting of any previously granted Award; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the Fair Market Value of the Shares (subject to any applicable law, including the requirements of Section 409A of the United States Internal Revenue Code of 1986, as amended); (vi) to designate the type of Awards to be granted to an Participant; (vii) to establish sub-plans and modify sub-plans to comply with applicable laws in foreign countries; and (viii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

3.5.

The Administrator shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled, and containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of the Plan.

4.	DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the Plan shall be Employees or Service Providers. The grant of an Award hereunder shall neither entitle the Participant to participate nor disqualify him or her from participating in any other grant of Awards pursuant to the Plan or any other option or share plan of the Company or any of its Affiliates.

5.	SHARES RESERVED FOR THE PLAN

5.1.

Effective as of July 8, 2020, the Company reserved 35,097,515 authorized but unissued Shares for the purposes of the Plan (“Share Pool”), subject to adjustment as set forth in Section 7 below. The Company may reserve, from time to time, additional Shares to be included in the Share Pool for the purposes of this Plan. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Award shall terminate, and the Shares covered by such Award shall revert to the Share Pool.

5.2.

Each Award granted pursuant to the Plan, shall be evidenced by a written Award Agreement between the Company and the Participant, in such form as the Administrator shall from time to time approve. Each Award Agreement shall state, among other matters and as applicable, the number of Shares covered by the Award, the type of Shares issued on settlement or exercise of the Award, the Vesting Schedule, the Exercise Price and the Expiration Date.

5.3.	Voting of Shares.

5.3.1

Subject to applicable law, and until the consummation of an IPO, unless resolved otherwise by the Board (with respect to specific Award Agreements, specific jurisdictions or otherwise), Shares acquired upon the exercise or settlement of Awards shall be voted by an irrevocable proxy (“Proxy”) pursuant to the directions of the Board, such Proxy to be assigned to the person or persons designated by the Board (the “Proxy Holder”). By this Proxy, the Proxy Holder shall vote such Shares on any issue brought before the shareholders of the Company pro-rata to the vote of the other shareholders of the Company (other than shareholders who hold shares by virtue of this Plan), which are entitled to participate in the vote (such pro-rata vote shall take into account only shareholders participating in the vote, in person, written ballot or proxy, whether voting for, against or abstaining from voting on the issue brought before them).

5.3.2

The Proxy Holder shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such Proxy Holder’s own fraud or bad faith, to the extent permitted under applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

6.	EXERCISE PRICE

6.1.	The Administrator shall determine the Exercise Price from time to time. Each Award Agreement will specify the Exercise Price determined for the Options covered therein.

6.2.

The Exercise Price shall be payable upon the exercise of an Option in cash, check or wire transfer. However, the Administrator may allow payment of the Exercise Price through delivery of Shares (including other Shares subject to the Options being exercised) having a Fair Market Value equal as of the date of exercise to the Exercise Price of the Shares purchased and acquired upon exercise of the Option, or through a different form of cashless exercise through a third party broker as approved by the Administrator, or any combination of cash and cashless exercise method as determined by the Administrator. The Administrator retains its absolute discretion with regard to the approval of method of payment, and the Participant shall not have any claim with regard to the Administrator’s refusal to approve such method or the terms determined by the Administrator.

6.3.	The Administrator shall have the authority to approve any other means of payment and/or to postpone the date of payment under such terms as it may determine.

6.4.	The currency of the Exercise Price shall be either in NIS or US Dollars, unless determined otherwise at the Administrator’s sole discretion.

7.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Participant’s rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

7.1.	In the event of a Change in Control, the following shall apply:

(i)	Assumption of Awards.

a.

The Administrator in its sole discretion will use its efforts to cause the assumption of any unexercised portion of each outstanding Option, and the assumption of any other outstanding Award, for an equivalent award or right substituted by the Successor Company and appropriate adjustments shall be made to reflect such action, including adjustments to the Exercise Price per each Share underlying the unexercised Options (if applicable) and the number of Shares underlying each Award.

b.

For the purposes of this Section 7.1(i), the Award shall be considered assumed if, following a Change in Control, the award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) distributed to or received by holders of Shares of the Company in the Change in Control for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

c.	Notwithstanding the above, if the consideration received in the Change in Control does not consist solely of ordinary shares (or their equivalent) of the

Successor Company, the Administrator may, with the consent of the Successor Company, provide for the per share consideration to be received upon the exercise or vesting of the Award to be solely ordinary shares (or their equivalent) of the Successor Company equal in Fair Market Value to the per share consideration received by holders of a majority of the outstanding Shares in the Change in Control, as determined by the Administrator.

(ii)	No Assumption.

Notwithstanding Section 7.1(i), in case that the Successor Company does not agree to assume the Award or to substitute an equivalent award(s), then the Administrator may (but shall not be obligated to), in lieu of such assumption or substitution of the Award and in its sole discretion, either:

a.	Provide for exercise (if applicable) and settlement of vested Awards under such terms and conditions as the Administrator shall determine, and the cancellation of all unvested Awards;

b.	Provide for exercise of the Awards (both vested and unvested), under such terms and conditions as the Administrator shall determine; or

c.

Provide for the cancellation of each outstanding Award at the closing of such Change in Control, against payment to the Participant of an amount in cash equal to (a) the Fair Market Value of each Share covered by the Award as reflected under the terms of the Change in Control, minus (b) the exercise price, if any, of each Share covered by the Award.

(iii)

Any Option not exercised at the closing of the Change in Control (or a later date, if so determined by the Administrator and the Successor Company) shall be cancelled and be of no further force and effect, provided, however, that the Company shall notify the Participant at least ten (10) days prior to said expiration of the Options.

(iv)

With respect to any Awards granted on or after the Amendment Effective Date, the Administrator shall have the discretionary authority, exercisable at any time while such Award remains unvested, to provide that those Awards shall immediately vest upon a Change in Control or upon an event or events associated with such Change in Control.

(v)

Notwithstanding the foregoing, in the event of a Change in Control, the Administrator may determine in its sole discretion that upon completion of such Change in Control, the Award shall be substituted for, or shall confer the right to purchase, any other security or asset, or any combination thereof, or that its terms be otherwise amended or modified, as the Administrator shall deem in good faith to be appropriate.

(vi)	Notwithstanding the above and subject to any applicable law, the Administrator may determine otherwise with respect to certain Award Agreements.

7.2.

If the Company is voluntarily liquidated or dissolved (not in connection with a Change in Control) while unexercised Options remain outstanding under the Plan, the Company shall notify all Participants of such liquidation or dissolution, and the Participants shall then have ten (10) days to exercise any unexercised Vested Options held by them at that time. Upon the expiration of such ten (10)-day period, all remaining outstanding Options (whether vested or not) will terminate immediately.

7.3.

If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend, bonus shares, share split, reverse share split, combination or exchange of shares, or recapitalization (but not the conversion of any convertible securities of the Company), then the number, class and kind of the Shares subject to the Plan or subject to any Awards therefore granted and the Exercise Price (as applicable) shall be appropriately adjusted, as determined by the Administrator.

7.4.	Notwithstanding the above provisions of this Section 7 and subject to any applicable law, the Administrator may determine otherwise with respect to certain Award Agreements.

8.	TERM AND EXERCISE OF OPTIONS

8.1.

Expiration Date. Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the lapse of ten (10) years from the Date of Grant; (ii) the lapse of three (3) months of the date of termination of Participant’s employment or service with the Company and its Affiliates; (iii) the lapse of twelve (12) months as of the date of termination of employment or service as a result of death or Disability of the Participant; or (iv) immediately, for Cause as per Section 8.5. The Administrator may extend the termination date, which extension shall be in effect only if made in writing. Such extension shall be at the Administrator’s sole and absolute discretion. Notwithstanding the above and subject to any applicable law, the Administrator may determine other terms of expiration with respect to certain Award Agreements.

8.2.

Exercise. Vested Options may be exercised by the Participant prior to the Expiration Date only, by giving written notice of exercise and remitting payment of the Exercise Price to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Administrator, which exercise shall be effective upon receipt of such notice by the Company or the Representative and the payment of the Exercise Price at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

8.3.	The Options may be exercised by the Participant prior to the Expiration Date in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable.

8.4.

To avoid doubt, Participants shall not be deemed owners of the Shares issuable upon the exercise of Options and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, until registration of the Participant as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the Plan.

8.5.

Termination for Cause. Notwithstanding any other provision of this Plan to the contrary, unless explicitly stated otherwise in a specific Award Agreement, in the event that Participant’s engagement with the Company (or an Affiliate) is terminated for Cause, or is terminated in circumstances that qualify as Cause the following shall apply:

8.5.1

the Participant shall not be entitled to exercise any portion of the Options and any outstanding unexercised Options of the Participant will immediately and automatically expire and terminate upon the date that notice of termination of employment or services has been given

8.5.2

in the event the Participant exercised the Options (in whole or in part) prior to expiration of the Options, then the Company (or any assignee of the Company) shall have the right to repurchase such shares at the Exercise Price paid by the Participant per share, within twelve (12) months as of the effective date of termination of Participant’s employment or service with the Company (or its Affiliate)

9.	VESTING OF OPTIONS

9.1.	Subject to the provisions of the Plan, Options shall vest pursuant to the Vesting Schedule set forth in the Award Agreement. The vesting provisions may vary in different Award Agreements.

9.2.	An Option may be subject to such other terms and conditions, consistent with the Plan, on the time or times when it may be exercised as the Administrator may deem appropriate.

9.3.

The vesting of an Option shall not accrue during any unpaid vacation or leave of absence that exceeds three (3) calendar months. In addition, the vesting of an Option shall only accrue during the notice period required by law and not through any longer notice period agreed upon between the Participant and the Company (or its Affiliate, as applicable). The Administrator may determine otherwise with respect to any specific Award Agreement.

9.4.

In the event of Disability of an Participant, unless otherwise determined by the Administrator, vesting shall be accelerated in order that fifty percent (50%) of the then unvested Options shall become vested as of termination.

9.5.	In the event of death of an Participant, unless otherwise determined by the Administrator, vesting shall be accelerated in order that all of the Options shall be vested as of the time of death.

10.	RESTRICTION ON SHARES

10.1.

Shares Subject to Corporate Organizational Documents. As a condition for the grant of Awards and issuance of shares under the Plan, each Participant shall acknowledge the terms and provisions of the corporate documents of the Company, including the Organizational Documents, and shall agree to be bound by their terms with respect to any restriction applicable to the Ordinary Shares of the Company (including without limitation, any right of first refusal, co-sale and bring along provisions).

10.2.	Bring Along. Anything herein to the contrary notwithstanding, if prior to the completion of the IPO substantially all of the shares of the Company are to be sold, or in case of a Change in Control, all or substantially all of the shares of the Company are to be exchanged for securities of another corporation, then each Participant shall be obliged to sell or exchange, as the case may be, any Shares such Participant purchased or received under this Plan, in accordance with the instructions issued by the Administrator in connection with the Change in Control, whose determination shall be final. To avoid doubt, such obligation shall apply even if the holders of Ordinary Shares will receive no consideration in such a transaction (as a result of senior classes or for any other reason).

10.3.

Lock Up. The Participant acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Participant’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters or as will be required by law, and the Participant unconditionally agrees and accepts any such limitations.

10.4.

Restriction on Transferability. No Award or any right with respect thereto shall be assignable, transferable, or given as collateral to any third party whatsoever by operation of law or otherwise, except by will or by the laws of descent. During the lifetime of the Participant, all of such Participant’s rights to purchase Shares upon the grant, vesting or exercise of his or her Awards shall be exercisable only by the Participant.

10.5.

The Shares issued under this Plan shall be subject to all restrictions on transfer (including sale or pledge or other disposal) of the Shares issued under this Plan applicable to the shares of the Company as stated in the Company’s Articles (including without limitation, consent of the Board, rights of first refusal, bring along rights, market stand-off and tagalong rights), and in any shareholders agreement applicable to all or substantially all of the Company’s holders of Shares, regardless of whether or not the Participant is party to such shareholders agreement.

10.6.	The Company shall not register any transfer of Shares not made in accordance with the provisions of this Plan, the Company’s Articles and any Applicable Law.

10.7.	Notwithstanding the above provisions of this Section 10 and subject to any applicable law, the Administrator may determine otherwise with respect to certain Award Agreements.

11.	RESTRICTED SHARES; REPURCHASE

11.1.

Rights to Purchase. Restricted Shares may be issued to Participants under the Plan either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Shares will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 11.3), the time or times at which such Restricted Share Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Restricted Share Awards. The Administrator may condition the grant or vesting of Restricted Shares upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell or transfer Restricted Shares awarded under this Plan during a period set by the Administrator (if any) (the “Restriction Period”) commencing with the date of such Restricted Share Award, as set forth in the applicable Restricted Share Purchase Agreement.

11.2.

Terms. The purchase price of Restricted Shares shall be determined by the Administrator, but shall not be less than as permitted under applicable law. Restricted Share Awards must be accepted within a period of twenty-one (21) days (or such other period as the Administrator may specify at grant) after the grant date, by executing a Restricted Share Purchase Agreement and by paying whatever price (if any) the Administrator has designated thereunder.

11.3.

Repurchase Right. The Restricted Shares may be subject to forfeiture or a repurchase right of the Company, so that in the event of termination of employment or service of the Participant, the Company shall have a right to cause a forfeiture or repurchase the Restricted Shares at the purchase price actually paid by the Participant for such Restricted Shares (the “Repurchase Right”). The Company shall be entitled to cause the forfeiture or exercise the Repurchase Right at any time following the effective date of termination and until the applicable Expiration Date (as defined in Section 8.1). The number of Restricted Shares that the Company shall be entitled to forfeit or repurchase under the Repurchase Right shall be reduced over time, pursuant to a Vesting Schedule described in the Restricted Share Purchase Agreement. This Section does not derogate from the provisions of Section 8.5, which shall apply, mutatis mutandis (i.e. the Repurchase Right shall apply to all Restricted Shares). The Administrator may determine that the terms of any specific Restricted Share Purchase Agreement shall vary from the above.

11.4.

Legend. Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share Award, substantially in the following form (as well as other legend required by the Administrator):

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Spotinst Ltd. Amended and Restated 2016 Share Option Plan, and an Award Agreement entered into between the registered owner and the Company dated [________]. Copies of such Plan and Restricted Share Purchase Agreement are on file at Spotinst Ltd..”

11.5.

Custody. The Administrator may require that any share certificates evidencing such shares be held in custody by the Company or any third party determined by the Company, until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Restricted Share Award.

11.6.

Rights as Shareholder. Except as provided in this Section 11 and as otherwise determined by the Administrator and set forth in the Restricted Share Purchase Agreement, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender such shares.

11.7.

Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture or repurchase of the Restricted Shares subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used

11.8.

Rights as a Shareholder. Once a Participant is issued with Restricted Shares under the Plan, the Participant shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the registry of shareholders or records of the duly authorized transfer agent of the Company, subject, however, to all rights and restrictions imposed on an Participant and/or a holder of Shares by virtue of this Plan, mutatis mutandis including (without limitation) appointment of a Proxy Holder to vote the Restricted Shares. The Administrator shall determine in any specific Restricted Share Purchase Agreement, whether the Participant is required to provide a Proxy for the voting of his/her Restricted Shares. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Repurchase Right is exercised, except as provided in Section 7.3 of the Plan.

11.9.	No Sale. Section 10.5 shall apply to the Restricted Shares.

11.10.

Other Provisions. The Restricted Share Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

Notwithstanding the above provisions of this Section 11 and subject to any applicable law, the Administrator may determine otherwise with respect to certain Restricted Share Purchase Agreements.

12.	RESTRICTED SHARE UNITS

12.1.

Nature of Awards. Restricted Share Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Award Agreement, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

12.2.	Terms and Conditions. Restricted Share Units shall be subject to the following terms and conditions:

(i)	The Administrator shall, prior to or at the time of grant, condition (A) the vesting of Restricted Share Units upon the continued service of the applicable

Participant, (B) the grant or vesting of Restricted Share Units upon the attainment of specified performance goals, or (C) a combination thereof. The conditions for grant or vesting and the other provisions of Restricted Share Units need not be the same with respect to each Participant. An Award of Restricted Share Units shall be settled as and when the Restricted Share Units vest, at a later time specified by the Administrator in the applicable Award Agreement, or, if the Administrator so permits, in accordance with an election of the Participant.

(ii)

Participant shall have no rights as a shareholder of the Company unless and until any Shares underlying the Restricted Share Units are actually issued to the Participant or otherwise entered upon the registry of shareholders or records of the duly authorized transfer agent of the Company. The Award Agreement for Restricted Share Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Shares or other property corresponding to dividends or distributions payable on the Shares; provided that such payments of cash, Shares or other property shall not be paid or distributed to the applicable Participant unless and until, and only to the extent that, the underlying Restricted Share Units actually vest.

13.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan became effective on April 10, 2016 or a later date as designated by the laws of any specific jurisdiction. It shall continue in effect for a term of ten (10) years after such date, unless sooner terminated pursuant to the terms hereof.

14.	AMENDMENTS OR TERMINATION

14.1.	The Administrator may at any time amend (subject to the provisions of Section 14.3 below), alter, suspend or terminate the Plan.

14.2.

The Company shall obtain the approval of the Company’s shareholders for this Plan if shareholders’ approval is necessary or desirable to comply with any applicable law or the provisions of the Organizational Documents. The Administrator may also, but need not, require that the Company’s shareholders approve any amendments to this Plan if necessary or desirable to comply with any applicable law or otherwise.

14.3.

The Board may amend, alter, suspend, or terminate the Plan, provided that no such amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless agreed by such Participant, or unless agreed mutually between the Company and the majority of Participants (based upon number of Awards and Shares issued under the Plan).

14.4.

Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted or Shares issued under the Plan prior to the date of such termination.

15.	CONDITIONS UPON ISSUANCE OF SHARES

15.1.

Legal Compliance. Shares shall not be issued pursuant to the grant, settlement or exercise of an Award unless the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance (if so requested by the Company).

15.2.

Investment Representations. As a condition to the grant, settlement or exercise of an Award, the Administrator may require the person receiving Shares to represent and warrant at the time of issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and such other customary investment representation, if, in the opinion of counsel for the Company, such a representation is required.

15.3.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.	CONTINUANCE OF EMPLOYMENT

Neither the Plan nor any Award Agreement shall impose any obligation on the Company or any of its Affiliate to continue any Employee or Service Provider in its employ or service, and nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant any right to continue in the employ or service of the Company or any of Affiliates thereof or restrict the right of the Company or any of its Affiliates thereof to terminate such employment or service at any time.

17.	GOVERNING LAW AND JURISDICTION; GOVERNMENT REGULATIONS

17.1.	The Plan shall be governed by, construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflicts of laws.

17.2.

The granting, exercise and settlement of Awards hereunder and the obligation of the Company to sell and deliver Shares under such Awards shall be subject to all applicable law, rules, and regulations, whether of the State of Israel, the United States or any other state having jurisdiction over the Company or the Participant, including the registration of the Shares under any securities legislation, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

18.	TAX CONSEQUENCES

Any tax consequences to any Participant arising from the grant, exercise or settlement of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, or the Participant) hereunder shall be borne solely by the Participant. The Company and/or its Affiliates shall withhold taxes according to the requirements under applicable law, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall indemnify the Company and its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company shall not be required to release any Share and/or share certificate to an Participant until all required payments have been fully made.

19.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Administrator shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Administrator to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grants of options to Participants of the Company under their engagement agreements, and not in the framework of any previous option plan, if any, shall not be deemed an approved incentive arrangement for the purpose of this section.

20.	MULTIPLE AGREEMENTS

The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Administrator may also grant more than one Award to a given Participant during the term of the Plan.

21.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (an “Appendix”), and to the extent that the terms and conditions set forth in an Appendix conflict with any provisions of the Plan, the provisions of such Appendix shall govern. Terms and conditions set forth in an Appendix shall apply only to Awards and Shares issued to Participants under the jurisdiction of the specific country that is subject of such Appendix and shall not apply to Awards and Shares issued to any other Participant.

SPOTINST LTD.

APPENDIX - ISRAEL

TO THE AMENDED AND RESTATED 2016 SHARE OPTION PLAN

1.	GENERAL

1.1.

This Israeli Appendix (the “Israeli Appendix”) shall apply only to participants who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the purpose of payment of tax (the “Israeli Participants”). The provisions specified hereunder shall form an integral part of the Spotinst Ltd. Amended and Restated 2016 Share Option Plan (the “Plan”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

1.2.

This Israeli Appendix is to be read as a continuation of the Plan and only refers to Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as defined below), and any regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time. For the avoidance of doubt, this Israeli Appendix does not add to nor modify the Plan in respect of Participants who are not Israeli Participants.

1.3.

The Plan and this Israeli Appendix are complementary to each other and shall be deemed one. In any case of contradiction, whether explicit or implied, between the provisions of this Israeli Appendix and the Plan, the provisions set out in this Israeli Appendix shall prevail with respect to Awards granted to Israeli Participants.

2.	DEFINITIONS

The following definitions shall be in effect under the Israeli Appendix:

2.1.	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Israeli Participant.

2.2.	“Controlling Shareholder” means a “controlling shareholder” as defined in Section 32(9) of the Ordinance.

2.3.

“Employee” means an Israeli Participant who is (i) employed by the Company or its Subsidiaries, or (ii) serving as a director or an Office Holder of the Company or its Subsidiaries; provided such employee, director or Office Holder is not a Controlling Shareholder.

2.4.	“ITA” means the Israel Tax Authority.

2.5.

“Non-Employee” means an Israeli Participant that is not an Employee, including an Israeli Participant that (i) serves as a consultant, advisor, or service provider, or (ii) is a Controlling Shareholder.

2.6.	“Office Holder” means an “office holder” as defined under the Israeli Companies Law, 1999.

2.7.

“102 Capital Gain Award” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.8.	“102 Award” means any Award granted pursuant to Section 102.

2.9.

“102 Ordinary Income Award” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.10.	“Ordinance” means the Israeli Tax Ordinance (New Version), 1961.

2.11.	“Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.12.	“3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance.

2.13.	“Trustee” means any individual or entity appointed by the Company and approved by the ITA to serve as trustee of Approved 102 Awards.

2.14.	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF AWARDS; ELIGIBILITY

3.1.

The persons eligible for participation in the Plan under the Israeli Appendix shall include any Employees or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees may only be granted 3(i) Awards.

3.2.	The Company may designate Awards granted to Employees as Approved 102 Awards or Unapproved 102 Awards.

3.3.	The grant of Approved 102 Awards shall be made under this Israeli Appendix and shall be conditioned upon the approval of this Israeli Appendix by the ITA.

3.4.	Approved 102 Awards may either be classified as 102 Capital Gain Awards (“CGOs”) or 102 Ordinary Income Awards (“OIOs”).

3.5.

No Approved 102 Awards may be granted under this Israeli Appendix to any Employee, unless and until the Company elects to classify its Approved 102 Awards as CGOs or OIOs and appropriately files notice of such election with the ITA (the “Election”). The Election shall become effective beginning the first date of grant of an Approved 102 Award under this Israeli Appendix and may not be changed until the end of the year following the year during which the Company first granted Approved 102 Awards under such Election. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Employees who were granted Approved 102 Awards during the time the Election is in effect, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards and 3(i) Awards simultaneously.

3.6.	All Approved 102 Awards must be held in trust by a Trustee, as described in Section 4 below.

3.7.

The terms and conditions upon which Awards shall be issued, vested, settled and exercised shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Israeli Appendix. Each Award Agreement shall state, inter alia, the type of Award granted thereunder (whether a CGO, OIO, Unapproved 102 Award or a 3(i) Award).

4.	TRUSTEE

The provisions of this Section shall apply with respect of Approved 102 Awards:

4.1.

Approved 102 Awards, any shares issued upon grant, settlement or exercise of such Approved 102 Awards and other shares received subsequently following any realization of rights, including without limitation, bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Israeli Participant.

4.2.

Approved 102 Awards and any shares received subsequently following grant, settlement or exercise of 102 Awards, shall be held by the Trustee for at least such period of time as required by Section 102 (the “Holding Period”).

4.3.	The Israeli Participant shall not be entitled to sell or release from trust the Approved 102 Awards or shares issued upon their grant, settlement or exercise, until the lapse of the Holding Period.

4.4.

In the event the requirements of Section 102 are not met, the Israeli Participant shall not be entitled to the tax treatment available for Approved 102 Awards and the Approved 102 Awards may be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102, section 2 or section 3(i) of the Ordinance.

4.5.

Notwithstanding anything to the contrary, the Trustee may delay the release of any Approved 102 Awards or shares issued upon grant, settlement or exercise of Approved 102 Awards, until the full payment of the Israeli Participant’s tax liabilities arising in respect thereof.

4.6.

As a condition for issuance of Approved 102 Awards, the Israeli Participant shall execute an undertaking, in form to be provided by the Company, acknowledging the terms of issuance under Section 102 and releasing the Trustee from any liability for actions or decisions made in good faith by the Trustee.

5.	FAIR MARKET VALUE FOR TAX PURPOSES

Without derogating from the definition of “Fair Market Value” included in the Plan, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or will be registered for trading within ninety (90) days following the date of grant, then solely for the purpose of determining the tax liability of CGOs pursuant to Section 102(b)(3) of the Ordinance, the fair market value of the shares shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

6.	EXERCISE OF OPTIONS

6.1.

Options shall be exercised by the Israeli Participant in accordance with the terms of the Plan, but in any event, in accordance with the instructions of the Trustee and the requirements of Section 102.

6.2.

If the Israeli Participant ceases to be employed or engaged by the Company or any Affiliate, then at the request of the Company, the Israeli Participant shall extend to the Company and/or its Subsidiaries a security or guarantee for the payment of tax due at the time of sale of shares, pursuant to the Company’s policies and in accordance with any applicable provisions of Section 102.

7.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF AWARDS

Without derogating from any restriction on assignability or transferability specified in the Plan, as long as Awards issued under this Israeli Appendix or shares purchased upon grant, settlement or exercise of such Awards are held by the Trustee for the benefit of the Israeli Participant, the Israeli Participant may not transfer, assign, pledge or mortgage any rights with respect of the Awards and/or the shares to which they are exercisable (as applicable), other than by will or laws of descent and distribution.

8.	TAX CONSEQUENCES

8.1.

Without derogating from the Plan, the Trustee may withhold taxes according to requirements of applicable laws, rules and regulations, including withholding taxes at source, from any payment to the Israeli Participant. Furthermore, the Israeli Participant shall indemnify the Company, its Subsidiaries and the Trustee and hold them harmless from and against any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant.

8.2.

The Company and the Trustee shall not be required to release any Awards, shares, or share certificate to an Israeli Participant until all required payments have been fully made and satisfactory evidence was provided to the Company and the Trustee.

9.	GOVERNING LAW & JURISDICTION

This Israeli Appendix shall be governed by, construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws.

SPOTINST LTD.

APPENDIX – UNITED STATES

TO THE AMENDED AND RESTATED 2016 SHARE OPTION PLAN

(amended effective as of June 12, 2020)

1.	GENERAL

1.1.

This appendix (the “Appendix”) shall apply only to participants who are residents of the United States for U.S. income tax purposes (the “US Participants”). The provisions specified hereunder shall form an integral part of the Spotinst Ltd. Amended and Restated 2016 Share Option Plan (the “Plan”), which applies to the issuance of Awards relating to Shares of the Company.

1.2.

This Appendix is to be read as a continuation of the Plan and only refers to Awards granted to US Participants so that they comply (or are exempt from the application of, as the case may be) with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and/or Section 422 of the Code (if applicable), and any regulations, rules, procedures or other guidance promulgated thereunder, as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to nor modify the Plan in respect of Participants who are not US Participants.

1.3.

The Plan and this Appendix are intended to be complementary to each other and shall be deemed one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail with respect to Awards granted to US Participants.

1.4.

Awards granted under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly. Grants may be modified at any time, in the Administrator’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any liability to any Participant, or to any other party, if an Award (or any portion thereof), whether prior to or subsequent to any such modification that may be made, is determined to be subject to the provisions of Section 409A of the Code.

1.5.	Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

As used in this Appendix, the following capitalized words shall have the meanings indicated:

2.1.	“Code” means the Internal Revenue Code of 1986, as amended.

2.2.	“Disability”, except as provided in an applicable Award Agreement, means “disability” as such term is defined in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

2.3.	“Fair Market Value” shall have the meaning ascribed to it in the Plan, but shall be determined in a manner consistent with Section 409A Authority.

2.4.	“Nonqualified Stock Option” or “NQO” means an option to purchase Shares granted to an eligible Participant under the Plan that is not intended to meet the requirements of Section 422 of the Code.

2.5.	“Option” means an NQO.

2.6.	“Section 409A Authority” means Section 409A of the Code, the final Treasury regulations and any further guidance issued by the Internal Revenue Service thereunder.

3.	OPTIONS

3.1.	The Administrator may grant NQOs.

3.2.

Except as set forth in the applicable Award Agreement, no Option shall be transferable by the Participant other than by will or the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

4.	GENERAL PROVISIONS APPLICABLE TO AWARDS

4.1.

The delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Shares are listed at the time on any stock exchange, the listing requirements of such exchange and (iii) the Company’s counsel’s approval of all other legal matters in connection with the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the Securities Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

4.2.

The terms and provisions of a grant shall be set forth in an Award Agreement approved by the Administrator and delivered or made available to the Participant as soon as practicable following the Date of Grant.

4.3.

The vesting, exercisability, payment and other restrictions applicable to a grant (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and except as provided in an applicable Award Agreement, the Administrator may accelerate (i) the vesting or payment of any grant , (ii) the lapse of restrictions on any grant; and (iii) the date on which any grant first becomes exercisable.

5.	CERTAIN TAX MATTERS

5.1.	The Administrator may require the Participant to remit to the Company an amount sufficient to satisfy applicable statutory federal, state and local withholding tax obligations of the Company with respect to the exercise of an Option or vesting or settlement of an Award (or make other arrangements satisfactory to the Administrator with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of Shares having a Fair Market Value on the date of delivery sufficient to satisfy such statutory withholding obligations) prior to the delivery of any Shares in respect of such Award.

5.2.

With respect to any Participant subject to Section 16(a) of the Exchange Act, any retention of Shares by the Company to satisfy a tax obligation with respect to such Participant shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act.

5.3.	The Company may, to the extent permitted by law, deduct any tax obligations of a Participant from any payment of any kind otherwise due to the Participant.

6.	ADJUSTMENTS

A Participant’s rights shall not be adjusted without the Participant’s consent. Any such adjustments shall be done on terms and conditions consistent with any applicable Section 409A Authority.

7.	SETTLEMENT

No Shares shall be delivered in connection with any Award unless and until (i) the requirements of this Section 7 and of the relevant Award Agreement have been satisfied and (ii) payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by check or, to the extent permitted by the Administrator at or after the Date of Grant, by delivery of (A) a promissory note that (x) bears interest at a rate determined by the Administrator to be a fair market rate for the individual Participant at the time the Shares are issued, (y) is full recourse (including with respect to the payment of interest) to the Participant, and (z) contains such other terms as may be determined by the Administrator (and, if required by applicable law, delivery by the Participant of cash or check in an amount equal to the aggregate par value of the Shares purchased), (B) Shares valued at their Fair Market Value on the date of exercise, or (C) such other lawful consideration as the Administrator shall determine.

8.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

SpotInst Ltd.

(the “Company”)

OPTION AGREEMENT

(this “Agreement”)

The undersigned (the “Participant”) is hereby granted Options to purchase Ordinary Shares of the Company (the “Options” and the “Shares”, respectively) in accordance with the Company’s 2016 Share Option Plan (including the US Appendix), as amended from time to time (the “Plan”) and subject to the following terms:

Name of the Participant:
Social No.:
Date of Grant:
Designation:	ISO
. NQO
Total Number of Shares covered by the Options:
Vesting Commencement Date:
Vesting Schedule:	Twenty-five percent (25%) of the Shares subject to the Options shall vest twelve (12) months after the Vesting Commencement Date and 6.25% of the Shares subject to the Options shall vest on the last day of each quarter thereafter, subject to individual continuing to be an Employee or Service Provider (as such term is defined in the Plan) on such dates, in twelve (12) additional instalments, such that all Options shall be vested in four (4) years.
Exercise Price Per Share:
Term/Expiration Date:	Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the lapse of ten (10) years from the Date of Grant; or (ii) the lapse of three (3) months of the date of termination of Optionee’s employment or service with the Company and its Affiliates; or (iii) the lapse of twelve (12) months as of the date of termination of employment or service as a result of death or Disability of the Optionee; or (iv) immediately, for Cause as per Section 8.5 of the Plan.

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1.    Grant of Option. On the terms and conditions set forth in this Agreement, the Company grants to the Participant on the Grant Date this Option to purchase at the exercise price per share set forth on the table included in the preamble of this Agreement (the “Exercise Price”) the number of Shares set forth on the table included in the preamble of this Agreement. This Option is granted pursuant to and is governed by the Plan, the terms of which are incorporated into this Agreement by this reference. Unless the context otherwise requires, capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Plan By signing this Agreement, the Participant acknowledges receipt of a copy of the Plan.

2.    Type of Option. This Option is intended to qualify either as an ISO or an NQO, as set forth on the table included in the preamble of this Agreement. If this Option is intended to qualify as an ISO, it is agreed that the Exercise Price is at least 100% of the Fair Market Value per Share on the Grant Date (110% of Fair Market Value if Section 4.3.2 of the Plan’s US Appendix applies).

3.    Vesting; Purpose and Waiver.

(a)    Vesting of Option if Service Continues. If the Participant’s Service to the Company has continued through the Vesting Commencement Date and thereafter through the periods set forth in the Vesting Schedule set forth on the table included in the preamble of this Agreement, the Participant may exercise the Option for such additional numbers of Shares as have become exercisable pursuant to such Schedule. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date on which any portion of the Option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the Expiration Date set forth on the table included in the preamble of this Agreement.

(b)    Purpose and Waiver. The purpose of this Option is to encourage the Participant to enter into and/or maintain a continuing and long-term relationship with the Company. It is not a purpose of this Option to reward the Participant for the completion of any specific project or of any discrete period of Service which may fall between consecutive vesting periods of this Option. By signing this Agreement, the Participant hereby waives any claim to any Shares that have not become exercisable pursuant to Section 3(a) of this Agreement as of the date of the termination of the Participant’s Service to the Company.

4.    Exercise.

(a)    General. Within the limits set forth in Section 3, above, the Option may be exercised until the Expiration Date set forth on the table included in the preamble of this Agreement with respect to all or any part of the Shares as to which it is exercisable at the time. Shares purchased upon exercise of this Option will be subject to restrictions on Transfer and right of first refusal under Section 10 of the Plan. In addition, the exercise of the Option shall be subject to satisfaction of all conditions the Board may impose on the exercise of the Option pursuant to this Agreement or the Plan, and any such exercise shall be effective only after all such conditions have been satisfied.

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(b)    Deliveries. To exercise the Option, the Participant must deliver to the Company the following:

(i)    a completed and signed notice of exercise, in the form attached hereto as Exhibit A (the “Exercise Notice”); and

(ii)    payment in full of the aggregate Exercise Price of the Shares being purchased:

(A)    in cash or by check made payable to the order of the Company;

(B)    subject to Section 4(c), below, by delivery of Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price;

(C)    subject to Section 4(c), below, by a combination of cash, check and/or shares of Common Stock;

(D)    subject to Section 4(c), below, if previously approved by the Board, by a combination of cash, check, Shares and a promissory note in accordance with the terms of the Plan; or

(E)    if the Shares are then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of an irrevocable undertaking, satisfactory in form and substance to the Company, by a creditworthy securities broker to sell such Shares and to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any applicable withholding taxes, or delivery by the Participant to the Company of a copy of irrevocable instructions, satisfactory in form and substance to the Company, to a creditworthy securities broker to sell such Shares and to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any applicable withholding taxes; or

(F)    if the Shares are then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery by the Participant to the Company of a copy of irrevocable instructions, satisfactory in form and substance to the Company, to pledge such Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any applicable withholding taxes.

(iii)    To the extent permissible by law, an irrevocable proxy to vote the Shares in favor of the person or persons designated by the Board, in the form attached hereto as Exhibit B.

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(c)    Limitations on Payment by Delivery of Shares. If clause (B) or (C) or (D) of Section 4(b)(ii) is applicable, and if the Participant wishes to deliver Shares held by the Participant (“Old Stock”) to the Company in full or partial payment of the aggregate Exercise Price, then:

(i)    the certificate or certificates representing such Old Stock shall be duly endorsed for transfer to the Company and such Old Stock shall be free of all transfer restrictions, liens, encumbrances and other legal or equitable interests;

(ii)    if the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Participant and the Company, an equivalent number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Participant paid for the Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement; and

(iii)    notwithstanding any provision of this Agreement to the contrary, the Participant may not pay any part of the aggregate Exercise Price hereof by transferring Old Stock to the Company (A) unless such Old Stock has been owned by the Participant free of any substantial risk of forfeiture for at least six months and (B) the Board determines that payment of the aggregate Exercise Price by delivery of such Old Stock will not result in a charge to earnings for financial accounting purposes.

(d)    Delivery of Share Certificate(s). Subject to Section 4(e), below, the Company shall deliver a certificate or certificates representing the Shares as soon as practicable after receipt of the deliveries specified in Section 4(b), above. Such certificate or certificates shall be registered in the name of the person or persons so exercising this Option (or, if the Participant shall so request in the Exercise Notice, shall be registered in the name of the Participant and another person jointly, with right of survivorship).

(e)    Legal and Regulatory Matters. The Plan, this Agreement, the Option and the obligation of the Company to sell and deliver the Shares upon exercise of the Option are and shall be subject to (i) all applicable laws, government regulations and rules and (ii) all applicable regulations and rules adopted by the Board in accordance with the Plan. Without limiting the generality of the foregoing, no Shares shall be issued upon the exercise of this Option unless and until the Company has determined in its sole discretion that:

(i)    The Company and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), or to perfect an exemption from the registration requirements of the Securities Act;

(ii)    Any applicable listing requirements of any stock exchange or other securities market on which the Shares are listed have been satisfied; and

(iii)    All other applicable provisions of federal and state law have been satisfied.

5.    Option Not Transferable. Neither this Option nor any interest therein is transferable or assignable, by operation of law or otherwise, except by will or by the laws of descent and distribution. During the Participant’s lifetime only the Participant can exercise this Option, and this Option shall not be subject to sale under execution, attachment, levy or similar process. Any such transfer, assignment or sale in violation of this Agreement shall be void.

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6.    No Rights as Shareholder. The Participant shall not be entitled to any rights as a shareholder of the Company with respect to any Shares issuable upon exercise of this Option until such Shares shall have been registered on the transfer books of the Company in the name of the Participant (or such other person).

7.    Notice of Premature Disposition. If this Option is intended to qualify as an ISO, as provided on the table included in the preamble of this Agreement, then if, within two years from the Grant Date or within one year after the transfer of Shares to the Participant upon exercise of the Option, the Participant makes a disposition (as defined in Section 424(c) of the Code) of any Shares, the Participant shall notify the Secretary of the Company within ten days after such disposition.

8.    Securities Law Restrictions on Resale.

(a)    Participant’s Representations and Agreements. The Participant represents and agrees that (i) unless and until registered under the Securities Act, the Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act; (ii) the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof; and (iii) such Shares may not be sold except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

(b)    Lock-up Agreement. In connection with the IPO, the Participant shall not, without the prior written consent of the Company’s managing underwriter, directly or indirectly (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares (whether such shares or securities are then owned by the Participant or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection 8(b).

9.    Refusal to Transfer. No Transfer shall be valid unless approved by the Board, and the Company shall refuse to register a Transfer of Shares in the event that such a Transfer is in violation of this Agreement, the Company’s Articles of Association, and/or the Plan. “Transfer” includes sale, transfer, assignment, pledge or mortgage (other than through a transfer by will or by operation of law), as well as attachment, power of attorney or transfer deed (other than a power of attorney for the purpose of participation in shareholders meetings or voting such Shares).

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10.    No Retention Rights. Nothing in the Plan, the Option or this Agreement confers upon the Participant any right to continue in the Service of the Company for any period of specific duration or shall be construed to interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are expressly reserved by each, to terminate the Participant’s Service at any time and for any reason, with or without cause.

11.    Taxes. As a condition of the issuance of Shares upon exercise of this Option, the Participant hereby agrees that, if the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this Option, or in connection with the transfer of, or the lapse of restrictions on, any Shares or other property acquired pursuant to the Option, the Company may, in its discretion, withhold the appropriate amount of tax (a) in cash from the Participant’s wages or other remuneration or (b) in kind from the Shares or other property otherwise deliverable to the Participant on exercise of this Option. The Participant further agrees that, if the Company does not withhold an amount sufficient to satisfy the withholding obligation of the Company, the Participant will on demand, and as a condition to the issuance of Shares upon the exercise of this Option, make reimbursement in cash for the amount underwithheld or, if permitted by the Board, provide such cash or other security as the Board deems adequate to meet the liability or potential liability of the Company for the withholding of tax, and to augment such cash or other security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such cash or other security.

12.    Amendments. The Board may at any time or times amend the Plan, the Option or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination or amendment of the Plan or amendment of the Option or this Agreement shall, without the Participant’s consent, materially adversely affect the Participant’s rights under the Option or this Agreement.

13.    Adjustments for Share Splits, Share Dividends, Etc. If from time to time while this Agreement remains in force and effect there is any share split, share dividend, share distribution or other reclassification of the Shares of the Company, (a) any and all new, substituted or additional securities to which the Participant is entitled by reason of his ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares and (b) appropriate adjustment shall be made to the Exercise Price. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14.    Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan as amplified by the US Appendix, the latter shall control.

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15.    Restriction on Shares. Without derogating from the provisions of the Plan, the Participant acknowledges and agrees to the following limitations:

(a)    Participant acknowledges the terms and provisions of the corporate documents of the Company, including its Articles of Association, as amended from time to time, and hereby agrees to be bound by their terms with respect to any restriction applicable to the Ordinary Shares of the Company, including, without limitation, any right of first refusal or bring along provision contained therein.

(b)    No Option or any right with respect thereto shall be assignable, transferable, or given as collateral to any third party whatsoever by operation of law or otherwise, except by will or by the laws of descent and distribution. During the lifetime of the Participant, all of such Participant’s rights to purchase Shares upon the exercise of his or her Options shall be exercisable only by the Participant.

(c)    The Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the US Securities Act of 1933, as amended, the securities laws of any state or any other law.

16.    Miscellaneous.

(a)    Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws, but not the choice of law rules, of the State of Israel.

(b)    Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if the Participant fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of each of the Participant’s obligations hereunder and to obtain immediate injunctive relief. The Participant shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.

(c)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

(d)    Notices. All notices required or permitted hereunder shall be in writing and be effective upon personal delivery, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to its principal executive office at the time, Attention: President, and if to the Participant, to the address set forth on the table included in the preamble of this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section.

(e)    Entire Agreement. This Agreement, together with the Plan and US Appendix, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof.

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(f)    Waivers. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board, but no such waiver shall operate to the detriment of the Participant without the Participant’s consent.

(g)    Compliance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, the Board shall administer the Agreement in accordance with the requirements of Section 409A Authority. The Company and the Participant agree to cooperate in good faith in making any amendments to the Agreement that may be necessary or appropriate to comply with the requirements of Section 409A of the Code; provided, however, that neither the Company nor the Board shall have any liability to the Participant or to any other party if this Option (or any portion thereof), whether prior to or subsequent to any such amendment, is determined to be subject to the provisions of Section 409A of the Code.

OPTIONEE:	THE COMPANY:

Printed Name:	By:
Signature:	Name:
Date:	Title:

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EXHIBIT A

NOTICE OF EXERCISE

UNDER THE 2016 SHARE OPTION PLAN OF

SPOTINST LTD.

To:

SpotInst Ltd.

1.    Exercise of Option. Effective as of today, _______________, _____, the undersigned (“Participant”) hereby elects to exercise his/her option to purchase Ordinary Shares (the “Shares”) of SpotInst Ltd. (the “Company”) under and pursuant to the 2016 Share Option Plan (together with the US Appendix) (the “Plan”) and the Option Agreement dated _____________, _________ (the “Option Agreement”).

2.    Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.    Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.    Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5.    Lock-Up Period. Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act (the “Initial Lock-up Period”); provided, however, that if (i) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Initial Lock-Up Period, then in each case the Initial Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the announcement of the material news or material event, as applicable, unless Managing Underwriter waives, in writing, such extension (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by

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the Company) (the “Market Standoff Period”). Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

6.    Proxy. Upon grant of the Options, the Participant shall execute an irrevocable proxy in favour of the person or persons designated by the Board, in the form attached hereto as Exhibit B (the “Proxy”), with respect to any Shares issued upon exercise of the Options, and all such Shares shall be voted only in accordance with such Proxy and by the holder of such Proxy, instead of the Participant. The Proxy shall become effective upon the exercise of any Options and shall remain in full force and effect until the consummation of the Company’s initial public offering (“IPO”). The Participant confirms that the Options are granted on condition that the Participant shall sign and deliver the Proxy to the Company simultaneously with Participant’s execution of this Agreement, and unless and until the Participant signs and delivers the Proxy to the Company, this Agreement shall have no force and effect.

7.    Right of First Refusal and Bring-Along Provisions.

(a)    Participant acknowledges that it is required to comply with the right of first refusal provisions and bring along provisions in the Company’s incorporation documents, including without limitation, the Articles of Association, as such may be amended, prior to the consummation of the Company’s initial public offering.

(b)    Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.    (c)    Refusal to Transfer. Notwithstanding anything stated in the Company’s Articles of Association, the Plan, Option Agreement or otherwise, Participant agrees and acknowledges that any Transfer of the Shares is subject to approval of the Board of the Directors of the Company. “Transfer” includes sale, transfer, assignment, pledge or mortgage (other than through a transfer by will or by operation of law), as well as attachment, power of attorney or transfer deed (other than a power of attorney for the purpose of participation in shareholders meetings or voting such Shares).The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9.    Investment Representations.

1.

In connection with the issuance and acquisition of Shares under this Agreement, in the event that the shares have not been registered under the Securities Act of 1933, as amended at the on the date hereof, Participant shall deliver to the Company an Investment Representation Statement in the form to be provided by the Company.

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2.

Participant understands that the Shares it is purchasing are characterized as “restricted securities” under the US federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Participant represents that it is familiar with Securities and Exchange Rules 709 and 144 and understands the resale limitations imposed thereby. Participant understands that the Shares have not been and may not be registered for sale, or registered or qualified under any securities or “blue-sky” laws, by reason of their issuance in a transaction exempt from the registration and qualification requirements thereof. Participant understands that the Shares must be held indefinitely unless a subsequent disposition thereof is registered under any applicable securities laws or is exempt from registration and qualification.

10.    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

11.    Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement, and the Trust Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Israel.

Submitted by:	Accepted by:

OPTIONEE	SPOTINST LTD.

Signature	By:

Print Name:	Title:

Address:	Date Received :

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EXHIBIT B

IRREVOCABLE PROXY

Until the consummation of an initial public offering, pursuant to which shares of SpotInst Ltd. (the “Company”), or a successor company to the Company, are listed for trading on a stock exchange or market or trading system (an “IPO”), I, the undersigned holder of shares, or securities convertible, exercisable or exchangeable into shares, of the Company, do hereby grant to Amiram Shachar (the “Representative”) the authority to act instead of myself and on my behalf, and I hereby appoint the Representative as my agent and attorney-in-fact, with respect to any matter whatsoever related to my shareholding in the Company, including without limitation: (i) receiving any notices the Company may deliver to its shareholders, pursuant to the Company’s Articles of Association, any shareholders agreement, applicable law or otherwise, (ii) attending all Company’s shareholders meeting (and any postponements or adjournments thereof) in my stead and waiving all minimum notice requirements for such meetings, (iii) executing any consents or dissents in writing without a meeting of the shareholders of the Company, (iv) voting my shares in the Company in my stead and executing any waivers, consents and agreements, relating to any transaction which the Company may choose to enter into; all of the aforementioned in subsections (i)-(iv) shall be in accordance with the decision of the Representative, giving him the most extended power permitted under applicable laws, and I hereby make, constitute and appoint the Representative as my true and lawful attorney, to act in my name, place and stead, and for my use and benefit, to sign, execute, certify, acknowledge, deliver, swear to, file or record in all necessary or appropriate places such agreements, instruments or documents as may be necessary or advisable hereunder or under the laws of any applicable jurisdiction.

I do hereby authorize and instruct the Representative to vote my shares in the Company, and execute any waivers, consents and agreements, in such manner as determined by the Representative.

I do hereby authorize the Representative to take any further action which the Representative shall consider necessary or advisable in connection with any of the foregoing, hereby giving the Representative full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as the undersigned might or could do if personally present, and hereby ratifying and confirming all that the Representative shall lawfully do or cause to be done by virtue hereof.

I hereby ratify and confirm all that the Representative may do by virtue of this irrevocable power of attorney. The Representative shall not have or incur any liability whatsoever by reason of any act or omission of the Representative, in accordance with this irrevocable power of attorney, whether based upon mistake of fact or law, error of judgment, negligence or otherwise, on condition only that the said acts or omissions are: (i) not in gross negligence; and (ii) not wilful acts or omissions.

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I acknowledge and agree that this irrevocable power of attorney: (i) is a special power of attorney coupled with an interest and is irrevocable; (ii) shall survive any event of bankruptcy, death, adjudication of incompetence or the like, and (iii) shall survive the transfer of my shares in the Company, until duly replaced by a similar power of attorney executed by the transferee. Notwithstanding anything herein to the contrary, the power of attorney granted hereunder shall become null and void upon the consummation of the IPO.

Print Name	Date	Signature

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SpotInst Ltd.

(the “Company”)

OPTION AGREEMENT

(this “Agreement”)

The undersigned (the “Optionee”) is hereby granted Options to purchase Ordinary Shares of the Company (the “Options” and the “Shares”, respectively) in accordance with the Company’s 2016 Share Option Plan attached hereto as Exhibit A, as amended from time to time (the “Plan”) and subject to the following terms:

Name of the Optionee:
Address:
Date of Grant:
Designation	Section 102 with a Trustee:
Section 102 Capital Gain Track
Section 102 Employment Income Track
Section 102 Non Trustee Track
Total Number of Shares covered by the Options:
Vesting Commencement Date:
Vesting Schedule:	Twenty-five percent (25%) of the Shares subject to the Options shall vest twelve (12) months after the Vesting Commencement Date and 6.25% of the Shares subject to the Options shall vest on the last day of each quarter thereafter, subject to individual continuing to be an Employee or Service Provider (as such term is defined in the Plan) on such dates, in twelve (12) additional instalments, such that all Options shall be vested in four (4) years.
Exercise Price Per Share:
Term/Expiration Date:	Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the lapse of ten (10) years from the Date of Grant; or (ii) the lapse of three (3) months of the date of termination of Optionee’s employment or service with the Company and its Affiliates; or (iii) the lapse of twelve (12) months as of the date of termination of employment or service as a result of death or Disability of the Optionee; or (iv) immediately, for Cause as per Section 8.5 of the Plan.

1.	Definitions. Any capitalized term not specifically defined in this Agreement shall have the meaning assigned to it in the Plan.

2.

Grant of Options. The Optionee is granted Options to purchase the number of Shares at the Exercise Price per Share set forth in this Agreement. The Options shall vest and become exercisable according to the vesting schedule set forth in the Plan or as otherwise stated in this Agreement.

3.

Applicability of the Plan and Trust Agreement. The Options are granted to the Optionee in accordance with the Plan, which is hereby incorporated by reference and shall be deemed an integral part of this Agreement. This Agreement is subject to, and any interpretation of it will be made in accordance with, the provisions of applicable law (including, without limitation, Section 102, to the extent applicable), the Plan and, if applicable, the Trust Agreement (defined below). In the event of any contradiction between the provisions of this Agreement and the Plan, the provisions of this Agreement will prevail; but in the event of any contradiction between the provisions of this Agreement and applicable law or the Trust Agreement, the provisions of the latter will prevail.

4.

Further Assurances. The Optionee hereby confirms that he or she shall execute any and all documents which the Company or the Trustee, if applicable, may reasonably determine to be necessary in order to comply with the provisions of applicable law (including, without limitation, Section 102, to the extent applicable) or the Company’s Articles of Association, including upon exercise of the Options.

5.

Method of Exercise. Subject to the provision of the Plan, the Optionee may exercise all or part of any Options that have, at the time of such exercise, vested in accordance with the vesting schedule set forth in the Plan or as otherwise stated in this Agreement. The Options shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit B (the “Exercise Notice”). The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the number of Shares to be purchased (for the portion requested). The Options shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

6.

Withholding Taxes. With respect to any Options granted under the Section 102 Non Trustee Track, in the event of termination of the Optionee’s engagement with the Company or any of its Affiliates, the Optionee shall obtain, and maintain, in favour of the Company and/or its Affiliates security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102. With respect to any 3(i) Options, such Options may not be exercised unless, at the time the Optionee gives notice of exercise to the Company, the Optionee includes with such notice payment in cash or by bank check of all withholding taxes due, if any, on account of his or her acquired Shares under the Option or gives other assurance satisfactory to the Administrator of the payment of those withholding taxes.

7.

Non-Assignability. No Options or Shares or any right with respect thereto, shall be assignable, transferable, pledged, mortgaged, seizure or given as collateral or any right with respect to them given to any third party whatsoever, except to the extent specifically allowed under the Plan and applicable law.

8.

Proxy. Upon grant of the Options, the Optionee shall execute an irrevocable proxy in favour of the person or persons designated by the Board, in the form attached hereto as Exhibit C (the “Proxy”), with respect to any Shares issued upon exercise of the Options, and all such Shares shall be voted only in accordance with such Proxy and by the holder of such Proxy, instead of the Optionee. The Proxy shall become effective upon the exercise of any Options and shall remain in full force and effect until the consummation of the Company’s initial public offering (“IPO”). The Optionee confirms that the Options are granted on condition that the Optionee shall sign and deliver the Proxy to the Company simultaneously with Optionee’s execution of this Agreement, and unless and until the Optionee signs and delivers the Proxy to the Company, this Agreement shall have no force and effect.

9.

Tax Consequences. Any tax consequences arising from the grant of any Options or the exercise of any Options or from the payment for Shares or from the sale of Shares or from any other event or act (whether of the Optionee or of the Company or its Affiliates or of the Trustee, if applicable)

hereunder, shall be borne solely by the Optionee. The Company and the Trustee, if applicable, shall withhold taxes according to the requirements under applicable laws, rules, and regulations, including withholding taxes at source and under Section 102. Furthermore, the Optionee shall indemnify the Company and/or Affiliate that employs the Optionee and/or the Trustee, if applicable, and/or the Company’s shareholders and/or directors and/or officers, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

10.	Specific Provisions for Options with Trustee. The following provisions shall apply in respect of 102 Capital Gain Options or the 102 Ordinary Income Options;

10.1	The Options are granted to Optionee under Section 102 in accordance with the tax track designated in the table on the front page of this Agreement.

10.2

The Options granted to Optionee together with the Shares resulting from their exercise and any additional rights including bonus shares, which may be distributed to the Optionee in connection with the Options (“Additional Rights”), will be held by TAMIR FISHMAN TRUSTS 2004 LTD or its successor (the “Trustee”), pursuant to the trust agreement executed between the Company and the Trustee attached hereto as Exhibit D as such agreement may be amended or replaced from time to time at the Company’s discretion (the “Trust Agreement”). The Trustee will hold the Options, the Shares and the Additional Rights in accordance with the Trust Agreement, the Plan, Section 102 and other applicable law and may withhold any tax due to the Israeli Tax Authority. Without derogating from any undertaking of the Company towards the Trustee, it is hereby agreed that the Optionee will indemnify the Trustee for any payment made by it with respect to its action as a Trustee, as long as the Trustee acts in good faith.

10.3

The Shares issued upon the exercise of Options and any Additional Rights shall be issued to the Trustee and the Trustee will transfer same to Optionee upon demand subject to all applicable laws (including, without limitation, Section 102) and other restrictions specified in the Plan and the Trust Agreement. Notwithstanding the foregoing, in the event that such exercise occurs after the Holding Period (as such term is defined in the Plan), the Shares issued upon the exercise of the Options shall be transferred either to the Trustee or to the Optionee, directly, at the Optionee’s election, provided however that in the event the Optionee elects to receive the Shares directly to his or her possession, the transfer thereof shall be subject to the payment by the Optionee of the applicable taxes he or she may be liable to pay according to applicable law.

10.4

The Optionee shall not be entitled to sell or release from trust any Options and/or Shares received upon the exercise of the Options (or any other Additional Rights), until the lapse of the Holding Period required under Section 102. Notwithstanding the foregoing, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 and under any rules, regulation, orders or procedures promulgated thereunder, shall apply to and shall be borne by the Optionee.

10.5

The Optionee confirms that the Options are granted on condition that the Optionee shall sign and deliver to the Company, simultaneously with Optionee’s execution of this Agreement, the form of ‘Optionee Approval’ attached hereto as Exhibit E. Unless and until the Optionee signs and delivers to the Company the said ‘Optionee Approval’, this Agreement shall have no force and effect.

11.

No Guarantee of Continued Engagement. The Optionee, by his or her signature below, hereby acknowledges and agrees that the grant of Options to the Optionee and the existence of a vesting schedule in relation to such Options, does not constitute an express or implied promise of continued employment or engagement with the Company and shall not interfere in any way with the right of termination of Optionee’s employment or engagement with the Company, with or without cause.

12.

Opportunity to Review and Seek Advice. The Optionee, by his or her signature below, hereby confirms that he or she has had an adequate opportunity to review the above terms, including the Plan and the Trust Agreement, if applicable, and to seek advice of legal counsel.

13.

Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

14.	Governing Law: Severability. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws.

15.

Entire Agreement. This Agreement and its Exhibits constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof

[signature page follows]

I, THE UNDERSIGNED, ACKNOWLEDGE THAT I AM FAMILIAR WITH THE ENGLISH LANGUAGE AND DO NOT REQUIRE TRANSLATION OF THIS OPTION AGREEMENT AND ANY ANNEXED DOCUMENTS TO ANY OTHER LANGUAGE. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN ADVISED BY THE COMPANY THAT I MAY CONSULT AN ATTORNEY BEFORE EXECUTING THIS OPTION AGREEMENT AND THAT I HAVE BEEN AFFORDED AN OPPORTUNITY TO DO SO.

IN WITNESS WHEREOF, the parties have signed this Option Agreement as of the date hereof.

SPOTINST LTD.	OPTIONEE

By:	Name:
Title:
Date:	Date:

EXHIBIT A

2016 SHARE OPTION PLAN

[attached separately]

EXHIBIT B

EXERCISE NOTICE

SpotInst Ltd. (the “Company”)

1.    Exercise of Option. Effective as of today, ____________, 20[____], the undersigned (“Optionee”) hereby elects to exercise Optionee’s Option to purchase ____________ Shares under and pursuant to the terms and conditions of the Company’s 2016 Share Option Plan (the “Plan”) and the Option Agreement dated _______, 20[___] (the “Option Agreement”). Any capitalized term not specifically defined in this Exercise Notice shall have the meaning assigned to it in the Plan.

2.    Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares, as set forth in the Option Agreement.

3.    Representations of Optionee. Optionee acknowledges and agrees that: (i) the Optionee has received, read and understood the Plan, the Option Agreement and the relevant provisions of the Ordinance, and agrees to abide by and be bound by their terms, benefits and restrictions, (ii) Nothing herein shall obligate the Company to register its shares or any portion of its shares on any stock exchange; and (iii) if the Options were issued as 102 Capital Gain Options or the 102 Ordinary Income Options:

(a)	The Optionee agrees that the terms of Section 102 shall apply regarding to the purchased Shares.

(b)	The Optionee is prohibited from selling or removing from the Trustee the Shares granted to him or her, prior to the end of Holding Period as defined in the Plan.

4.    Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. To the extent the Options were issued as 102 Capital Gain Options or 102 Ordinary Income Options, the Shares shall be issued to the Trustee and the Trustee will transfer the Shares to Optionee upon demand subject to all applicable tax laws and any other restrictions specified in the Plan and under other applicable laws. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5.    Proxy. Upon issuance of the Shares to Optionee and signing of this Exercise Notice, the irrevocable proxy executed by the Optionee upon grant of the Options shall be in full force and effect until the consummation of the Company’s initial public offering (“IPO”).

6.    Rights Attached to Shares. Upon issuance of the Shares, the holder of the Share shall be subject to all rights and obligations as set forth in the Company’s Articles of Association, any shareholders’ agreement applicable to all or substantially all of the Company’s shareholders, or any other relevant agreement, as may be amended from time to time, including without limitation, rights of first refusal with regards to sale, bring-along in event of sale of the Company and lock-up provisions in the event of public offering, all in accordance with the instructions then issued by the Board and with the provisions of applicable law.

7.    Transfer Restrictions. The Optionee agrees not to sell, transfer or otherwise dispose any of the Shares except in compliance with the Plan and applicable law and the Optionee further agrees that all certificates evidencing any of such Shares shall be appropriately legended to reflect such restrictions, if and whenever so required by the Company. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction. Optionee acknowledges that in the event that the Company’s shares shall be registered for trading on any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and Optionee unconditionally agrees and accepts any such limitations

8.    Tax Consultation. The Optionee understands that he or she may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. The Optionee represents that he or she has consulted with a tax consultant. In connection with the purchase or disposition of the Shares issuable pursuant to this Exercise Notice, the Optionee is not relying on the Trustee (to the extent the Options were held by the Trustee) or the Company for any tax advice.

9.    Successors and Assigns. Subject to the restrictions on transfer herein set forth, this Exhibit B shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

10.    Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

11.    Governing Law; Severability. This Exercise Notice is governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws.

12.    Entire Agreement. This Exercise Notice, together with the Option Agreement and its Exhibits constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:

OPTIONEE	SPOTINST LTD.

Signature	By:

Print Name:	Title:

Address:

Date Received :

EXHIBIT C

IRREVOCABLE PROXY

Until the consummation of an initial public offering, pursuant to which shares of SpotInst Ltd. (the “Company”), or a successor company to the Company, are listed for trading on a stock exchange or market or trading system (an “IPO”), I, the undersigned holder of shares, or securities convertible, exercisable or exchangeable into shares, of the Company, do hereby grant to Amiram Shachar (the “Representative”) the authority to act instead of myself and on my behalf, and I hereby appoint the Representative as my agent and attorney-in-fact, with respect to any matter whatsoever related to my shareholding in the Company, including without limitation: (i) receiving any notices the Company may deliver to its shareholders, pursuant to the Company’s Articles of Association, any shareholders agreement, applicable law or otherwise, (ii) attending all Company’s shareholders meeting (and any postponements or adjournments thereof) in my stead and waiving all minimum notice requirements for such meetings, (iii) executing any consents or dissents in writing without a meeting of the shareholders of the Company, (iv) voting my shares in the Company in my stead and executing any waivers, consents and agreements, relating to any transaction which the Company may choose to enter into; all of the aforementioned in subsections (i)-(iv) shall be in accordance with the decision of the Representative, giving him the most extended power permitted under applicable laws, and I hereby make, constitute and appoint the Representative as my true and lawful attorney, to act in my name, place and stead, and for my use and benefit, to sign, execute, certify, acknowledge, deliver, swear to, file or record in all necessary or appropriate places such agreements, instruments or documents as may be necessary or advisable hereunder or under the laws of any applicable jurisdiction.

I do hereby authorize and instruct the Representative to vote my shares in the Company, and execute any waivers, consents and agreements, in such Trimmer as determined by the Representative.

I do hereby authorize the Representative to take any further action which the Representative shall consider necessary or advisable in connection with any of the foregoing, hereby giving the Representative full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as the undersigned might or could do if personally present, and hereby ratifying and confirming all that the Representative shall lawfully do or cause to be done by virtue hereof.

I hereby ratify and confirm all that the Representative may do by virtue of this irrevocable power of attorney. The Representative shall not have or incur any liability whatsoever by reason of any act or omission of the Representative, in accordance with this irrevocable power of attorney, whether based upon mistake of fact or law, error of judgment, negligence or otherwise, on condition only that the said acts or omissions are: (i) not in gross negligence; and (ii) not wilful acts or omissions.

I acknowledge and agree that this irrevocable power of attorney: (i) is a special power of attorney coupled with an interest and is irrevocable; (ii) shall survive any event of bankruptcy, death, adjudication of incompetence or the like, and (iii) shall survive the transfer of my shares in the Company, until duly replaced by a similar power of attorney executed by the transferee. Notwithstanding anything herein to the contrary, the power of attorney granted hereunder shall become null and void upon the consummation of the IPO.

Print Name	Date	Signature

EXHIBIT D

TRUST AGREEMENT

[attached separately]

EXHIBIT E

OPTIONEE APPROVAL

(for Options issued under Sec. 102 with a Trustee)

This approval is provided pursuant to that certain Option Agreement between SpotInst Ltd. and the undersigned dated on or around the date hereof (the “Option Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement.

I hereby agree that all Options issued to me under the Section 102 Track designated in the Option Agreement will be deposited with the Trustee.

I hereby further agree that the Options and all Shares resulting from the exercise thereof together with any Additional Rights associated with them, shall be issued on my behalf to the Trustee, to be held by the Trustee and in accordance with Section 102, the Plan and the Trust Agreement.

I hereby confirm that:

1.    I am aware of and fully understand the provisions of Section 102 and, in particular, those relating to the applicable tax track applicable to the Options;

2.    I have reviewed and agree to the terms and conditions of the Trust Agreement;

3.    Subject to the provisions of Section 102, I confirm and undertake that I shall not, nor shall I purport to, sell or transfer Options, Shares or Additional Rights during the Holding Period;

4.    I understand that the grant of the Options is conditioned upon the receipt of all required approvals from the tax authorities; and

5.    1 have read and fully understand the Plan, the Option Agreement, the Trust Agreement and this Approval and have received all the clarifications and explanations I requested and had ample opportunity to obtain the advice of counsel prior to executing the Option Agreement.

I, THE UNDERSIGNED, ACKNOWLEDGE THAT I AM FAMILIAR WITH THE ENGLISH LANGUAGE AND DO NOT REQUIRE TRANSLATION OF THIS APPROVAL AND ANY ANNEXED DOCUMENTS TO ANY OTHER LANGUAGE. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN ADVISED BY THE COMPANY THAT I MAY CONSULT AN ATTORNEY BEFORE EXECUTING THIS APPROVAL AND THAT I HAVE BEEN AFFORDED AN OPPORTUNITY TO DO SO.

Name of Optionee	Signature	Date

SPOTINST LTD.

RESTRICTED SHARE UNIT AGREEMENT

Spotinst Ltd. (the “Company”) hereby grants you (the “Participant”) an award of Restricted Share Units (“Restricted Share Units”) under the Spotinst Ltd. Amended and Restated 2016 Share Option Plan (the “Plan”). Subject to the provisions of Appendix A and Appendix B (both attached) and of the Plan, the principal features of this award are as follows:

Participant:

Name

Address

City, State,

Postal Code

Country

Grant Date:

Grant Number:

Number of Restricted Share Units:

[Tax Route: 102 Trustee Capital Gains Route]

Vesting Commencement Date:

Vesting of Restricted Share Units: The Restricted Share Units will vest according to the following schedule:

One-half (1/2) of the Restricted Share Units will vest on each of the first two anniversaries of the Vesting Commencement Date, subject to Participant’s continuous Service (as defined herein) through each such anniversary.

For purposes of this award of Restricted Share Units, “Service” shall mean the provision of services to the Company (or any parent, affiliate or subsidiary) by the Participant, except to the extent otherwise specifically provided in the Plan or this Agreement (as defined below). Notwithstanding anything in Section 3 of Appendix A below, Participant shall be considered as providing continuous Service (and, therefore, continue to vest in accordance with the above vesting schedule) if Participant is on the Company’s (including any Successor Company’s or Subsidiary’s) payroll or experiencing one of the following circumstances:

•	Sick leave by law or Company-approved sick leave;

•	Any statutory leave (such as military or maternity leave);

•	Disability leave by law or Company-approved short or long term disability leave; or

•	any other bona fide leave of absence approved by the Company, with such approval not to be unreasonably withheld.

Unless otherwise defined herein or in Appendix A or Appendix B, capitalized terms herein or in Appendix A or Appendix B will have the defined meanings ascribed to them in the Plan.

Participant acknowledges and agrees that Participant’s execution of this Restricted Share Unit Agreement (including Appendix A and Appendix B attached hereto, collectively, the “Agreement”) will result in a contract between Participant and the Company with respect to this award of Restricted Share Units. Participant agrees and acknowledges that Participant’s execution of this Agreement indicates Participant’s agreement and understanding that this award of Restricted Share Units is subject to all of the terms and conditions contained in Appendix A and Appendix B and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Share Units is contained in Sections 3 through 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A AND APPENDIX B, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

Participant should retain a copy of Participant’s signed Agreement. A copy of the Plan is available upon request made to Stock Administration.

PARTICIPANT:	SPOTINST LTD.:

Signature	Signature

Print Name / Title	Print Name / Title

Date	Date

2

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED SHARE UNITS

Grant #______

1.	Grant. The Company hereby grants to the Participant under the Plan an award of Restricted Share Units, subject to all of the terms and conditions in this Agreement and the Plan.

2.

Company’s Obligation to Pay. Each Restricted Share Unit represents the right to receive a Share (or a cash amount equal to the Fair Market Value of a Share on the date it becomes vested if the Company elects to settle the Restricted Share Unit in cash) on the date it becomes vested. Unless and until the Restricted Share Units will have vested in the manner set forth in Sections 3 and 4, the Participant will have no right to payment of any such Restricted Share Units. Prior to actual payment of any vested Restricted Share Units, such Restricted Share Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.

Vesting Schedule. Subject to Section 4, the Restricted Share Units awarded by this Agreement will vest in the Participant according to the vesting schedule set forth on the attached Restricted Share Unit Agreement, subject to the Participant’s continuous Service through each vesting date. For the purposes of this Agreement, Service shall not include any notice of termination period (e.g., garden leave, etc.) during which the Participant is not providing active Service to the Company or an Affiliate.

4.

Forfeiture upon Termination of Continuous Service. Notwithstanding any contrary provision of this Agreement, if the Participant’s continuous Service terminates for any or no reason, the then-unvested Restricted Share Units awarded by this Agreement will thereupon be forfeited at no cost to the Company, and the Participant will have no further rights thereunder.

5.

Payment after Vesting. Any Restricted Share Units that vest in accordance with Section 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, provided that to the extent determined appropriate by the Company, any federal, state, foreign and local withholding taxes (including but not limited to income tax, payment on account and social insurance contributions) with respect to such Restricted Share Units will be paid by reducing the number of shares actually paid to the Participant (see Section 8). Subject to the provisions of Sections 2 and 5(b), vested Restricted Share Units will be paid in whole Shares as soon as practicable after vesting, but in each such case no later than the date that is two-and-one-half (2 1⁄2) months from the later of (i) the end of the Company’s tax year that includes the vesting date, or (ii) the end of Participant’s tax year that includes the vesting date.

Appendix A

a.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Share Units is accelerated in connection with Participant’s termination of continuous Service (provided that such termination is a “separation from service” within the meaning of Section 409A to the extent Section 409A is applicable, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination of continuous Service and (y) the payment of such accelerated Restricted Share Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6)-month period following Participant’s termination of continuous Service, then the payment of such accelerated Restricted Share Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination of continuous Service, unless Participant dies following his or her termination, in which case, the Restricted Share Units will be paid in Shares in accordance with Section 6 as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Share Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

6.

Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary or in accordance with applicable local laws, or if no beneficiary survives the Participant, administrator or executor of the Participant’s estate or other party entitled to the rights under applicable local laws. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.	Transaction/Change in Control.

a.

The Restricted Share Units shall immediately vest in full in the event of any Change in Control, except to the extent (i) the Restricted Share Units are assumed or exchanged by the purchaser or any affiliate or parent thereof, in connection with such Change in Control pursuant to the provisions of the Plan or (ii) such accelerated vesting is precluded by other limitations imposed in this Agreement.

b.

The Administrator shall have the discretionary authority, exercisable at any time while the Restricted Share Units are unvested, to provide that this Award shall immediately vest upon a Change in Control or upon an event or events associated with such transactions.

8.

Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of income (including federal, state, foreign and local taxes), employment, social insurance, payroll tax, payment on account and other taxes which the Company determines must be withheld with respect to such Shares so issuable (the “Withholding Taxes”). Participant acknowledges that the ultimate liability for all Withholding Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Participant’s actual employer (the “Employer”) (i) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Restricted Share Units, including the grant of the Restricted Share Units, the vesting of Restricted Share Units, the settlement of the Restricted Share Units in Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Share Units to reduce or eliminate the Participant’s liability for Withholding Taxes.

To satisfy the Withholding Taxes, the Company may withhold otherwise deliverable Shares upon vesting of Restricted Share Units, according to the vesting schedule, having a Fair Market Value equal to the minimum amount required to be withheld for the payment of the Withholding Taxes pursuant to such procedures as the Administrator may specify from time to time. The Company will not retain fractional Shares to satisfy any portion of the Withholding Taxes. If the Administrator determines that the withholding of whole Shares results in an over-withholding to meet the minimum tax withholding requirements, a reimbursement will be made to the Participant as soon as administratively possible.

If the Company does not withhold in Shares as described above, prior to the issuance of Shares upon vesting of Restricted Share Units or the receipt of an equivalent cash payment, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company or the Employer to withhold all applicable Withholding Taxes legally payable by the Participant from the Participant’s wages or other cash compensation payable to the Participant by the Company or the Employer or from any equivalent cash payment received upon vesting of the Restricted Share Units. Alternatively, or in addition, if permissible under local law, the Company may allow Participant to satisfy the Withholding Taxes payable by the Participant, by providing irrevocable instructions to a Company-designated broker to sell a sufficient number of Shares otherwise deliverable to the Participant having a Fair Market Value equal to the Withholding Taxes, provided that such sale does not violate Company policy or applicable laws.

If the Participant fails to make satisfactory arrangements for the payment of the Withholding Taxes hereunder at the time any applicable Restricted Share Units otherwise are scheduled to vest pursuant to Section 3, the Participant will permanently forfeit such Restricted Share Units and any Shares otherwise deliverable with respect thereto, and the Restricted Share Units will not be issued to Participant.

9.

Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder (if any) unless and until certificates representing such Shares are issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

10.

No Effect on Service. The Participant’s service with the Company and its subsidiaries is on an at-will basis only unless contrary to the terms of an employment agreement or applicable local law. Accordingly, the terms of the Participant’s service with the Company and its subsidiaries will be determined from time to time by the Company or the subsidiary employing or retaining the Participant (as the case may be), and the Company or the subsidiary, as applicable, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or service of the Participant at any time for any reason whatsoever, with or without good cause subject to the terms of the Participant’s employment agreement or applicable local law.

11.

Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Ahad HaAm 9, Tel Aviv, Israel, or at such other address as the Company may hereafter designate in writing.

12.

Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13.

Leave of Absence. The vesting of Restricted Share Units will not be suspended and will continue in accordance with the vesting schedule under this Agreement during Participant’s authorized leave of absence from the Company, or the parent or subsidiary employing Participant, subject to the remaining terms of this Agreement and the Plan.

14.

Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.

Additional Conditions to Issuance of Shares. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state, foreign or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal or foreign securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation (to the extent such deferral is not in violation of such laws). The Company will make all reasonable efforts to meet the requirements of any such state, foreign or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16.

Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern unless the Plan specifically provides that the terms of the Agreement may control.

17.

Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Share Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19.

Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20.

Labor Law. By accepting this award of Restricted Share Units, the Participant acknowledges that: (a) the grant of this award of Restricted Share Units is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Share Units, or benefits in lieu of Restricted Share Units; (b) all determinations with respect to any future grants, including, but not limited to, the times when the Restricted Share Units shall be granted, the number of Shares issuable pursuant to each award of Restricted Share Units, the time or times when Restricted Share Units shall vest, will be at the sole discretion of the Company; (c) the Participant’s participation in the Plan is voluntary; (d) this award of Restricted Share Units is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; (e) this award of Restricted Share Units is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of this award of Restricted Share Units ceases upon termination of Service for any reason except as may otherwise be explicitly provided in the Plan or this

Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) this award of Restricted Share Units has been granted to the Participant in the Participant’s status as an Employee, a non-employee member of the Board or a consultant or independent advisor of the Company or its parent or subsidiary; (i) any claims resulting from this award of Restricted Share Units shall be enforceable, if at all, against the Company; (j) in consideration of the grant of this award, no claim or entitlement to compensation or damages shall arise from termination of the award or diminution in value of the award or any of the Shares issuable under the award from termination of Participant’s Service by the Company or Employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and Participant irrevocably releases his or her Employer, the Company and its subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim; and (k) in the event that Employer is not the Company, the grant of the award will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Restricted Share Units will not be interpreted to form an employment contract with the Employer or any subsidiary.

21.	Disclosure of Participant Information.

a.

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement by and among, as applicable, Participant’s employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

b.

For Participants outside the U.S., Participant understands that Participant’s employer, the Company and its subsidiaries and affiliates, as applicable, hold certain personal information about Participant regarding Participant’s employment, the nature and amount of Participant’s compensation and the fact and conditions of Participant’s participation in the Plan, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, health, job title, any Shares or directorships held in the Company and its subsidiaries, details of all options, awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. Participant understands that the Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

22.	Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

23.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any applicable law or facilitate the administration of the Plan. Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant acknowledges that the laws of the country in which Participant is working at the time of grant, vesting or the sale of Shares received pursuant to this award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill.

24.

Translations. If Participant has received this Agreement or any other document or communication related to the Plan or this grant in a language other than English and the meaning in the translation is different than in the English version, the terms expressed in the English version will govern.

25.

Appendix B. Notwithstanding any provisions in this Agreement, the award shall be subject to any special terms and conditions set forth in any appendix to this Agreement (the “Appendix B”) for Participant’s country. The Appendix B constitutes part of this Agreement.

APPENDIX B

ADDITIONAL TERMS AND CONDITIONS OF THE

SPOTINST LTD.

RESTRICTED SHARE UNIT AGREEMENT

FOR ISRAEL RESIDENTS

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the Restricted Share Units granted to you under the Plan if you reside in Israel. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

Notifications. This Appendix B also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the Restricted Share Units vest or you sell Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, the information contained herein may not be applicable to you.

Form of Settlement. The Restricted Share Units shall be settled solely in Shares.

Trust Arrangement. You understand and agree that the Restricted Share Units are offered subject to and in accordance with the terms of the trustee capital gains route under section 102(b)(2) and if applicable 102(b)(3) of the Israeli Income Tax Ordinance. The Restricted Share Units, Shares issued upon vesting of the Restricted Share Units and any additional right granted or issued in connection with the Restricted Share Units and underlying Shares including dividends, shall be delivered to and controlled by a trustee appointed by the Company or its subsidiary or affiliate in Israel (the “Trustee”) for your benefit for at least such period of time as required by Section 102 or any shorter period determined under the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended (the ‘Ordinance’) or by the Israeli Tax Authority (the “Lock-Up Period”). The Restricted Share Units and Shares shall be held by the Trustee or under its supervision for the benefit of you and the provisions of Section 102 of the Ordinance and the Income Tax (Tax Abatement on the Grant of Shares to Employees) Regulations 2003 shall apply

Appendix B

to such Restricted Share Units or Shares for all purposes. You shall be able, at any time, to request the sale of the Shares or the release of the Shares from the Trustee, subject to the terms of the Plan, this Agreement and any applicable law. Without derogating from the aforementioned, if the Shares are released by the Trustee during the Lock-Up Period, the sanctions under Section 102 of the Ordinance shall apply to and be borne by you. The Shares shall not be sold or released from the control of the Trustee unless the Company, the Employer and the Trustee are satisfied that the full amount of Withholding Taxes due have been paid or will be paid in relation thereto.

Acknowledgment. In addition to any covenants and undertaking set out in the Restricted Share Unit Agreement, you also (i) declare that you are familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the Restricted Share Unit, and agree to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (ii) agree to the terms and conditions of the trust deed and Trust Agreement signed between the Trustee and the Company, which is available for your review, during normal working hours, at the offices, (iii) acknowledge that releasing the Restricted Share Unit Agreement and underlying Shares from the control of the Trustee prior to the termination of the Lock-Up Period constitutes a violation of the terms of Section 102 and agree to bear the relevant Tax ramifications, (iv) authorize the Company and its affiliates to provide the Trustee with any information reasonably required for the purpose of administering the Plan including executing its obligations under the Tax Ordinance, the trust deed and the Trust Agreement, including without limitation information about your Restricted Share Unit Agreement, underlying Shares, income tax rates, salary bank account, contact details and identification number, (v) warrant and undertake that at the time of grant of the Restricted Share Unit herein, or as a consequence of the grant, you are not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Tax Ordinance;

Tax Treatment. The Restricted Share Unit is intended to be taxed in accordance with Section 102(b)(2) and Section 102(b)(3), subject to full and complete compliance with the terms of Section 102 and subject to the provisions of any tax ruling received by the Company including tax rulings received within the scope of a Change of Control. The Company shall use commercially reasonable efforts to ensure that the Restricted Share Unit will qualify for favorable tax treatment, however, the Company will not be liable or responsible for any action or omission by you or the tax authorities. Any fees associated with any vesting, sale, transfer or any act in relation to the Restricted Share Unit shall be borne by you and the Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or a Subsidiary or the Trustee.

FOR UNITED KINGDOM RESIDENTS

Terms and Conditions

Form of Settlement. Restricted Share Units granted to employees resident in the United Kingdom shall be paid in Shares only, notwithstanding any discretion to settle Restricted Share Units in cash as set out in Section 2 of the Agreement and Section 12.1 of the Plan.

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Joint Election. As a condition of participation in the Plan, you agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or its Affiliate employing or retaining you in connection with the Restricted Share Units and any event giving rise to Withholding Taxes (the “Employer’s NICs”). Without limitation to the foregoing, you agree to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by Her Majesty’s Revenue and Customs (“HMRC”), and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or its Affiliate employing or retaining you. You further agree that the Company and/or its Affiliate employing or retaining you may collect Employer’s NICs from you by any of the means set forth in Section 8 of the Agreement.

If you do not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by you and the Company or its Affiliate employing or retaining you, as applicable, the Company, in its sole discretion and without any liability to you, may choose not to issue or deliver any Shares to you at vesting and you will forfeit your Restricted Share Units.

Tax and National Insurance Contributions Acknowledgment. The following provisions supplement Section 8 of the Agreement:

Without limitation to Section 8 of the Agreement, you agree that you are liable for all Withholding Taxes and hereby covenant to pay all such Withholding Taxes, as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Withholding Taxes that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

You acknowledge that the amount of any income tax not collected within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Withholding Taxes occurs may constitute an additional benefit to you on which additional income tax and National Insurance Contributions may be payable. You agree that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as appropriate) for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may collect from you by any of the means referred to in the Plan or Section 8 of the Agreement.

If so required by the Company or the Employer, you agree to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA).

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